                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9672
matthew.frankel@verint.com

Verint Announces Q2 FYE 2024 Results

SaaS ARR Increases 17% Year-Over-Year Driven by Solid Bookings Combined with Strong Renewals

Growing Interest in Verint Specialized Bots, Delivered by our Differentiated CX Automation Platform

Maintaining Diluted EPS Outlook; Aligning Revenue Outlook to Macroeconomic Environment

MELVILLE, N.Y., September 6, 2023 - Verint® (Nasdaq: VRNT), The Customer Engagement Company™, today announced results for the three and six months ended July 31, 2023 (FYE 2024). Revenue for the three months ended July 31, 2023 was $210 million, representing (6)% year-over-year change. Revenue for the six months ended July 31, 2023 was $427 million on a GAAP basis and $428 million on a non-GAAP basis, representing (3)% year-over-year change on a GAAP and non-GAAP basis. For the three months ended July 31, 2023, net loss per share was $(0.17) on a GAAP basis and diluted EPS was $0.48 on a non-GAAP basis. For the six months ended July 31, 2023, net loss per share was $(0.20) on a GAAP basis and diluted EPS was $1.01 on a non-GAAP basis.

Q2 FYE 2024 Highlights
•SaaS ARR: Up 17% year-over-year
•SaaS Revenue: Up ~10% year-over-year
•Favorable Mix Shift to Recurring: 86% of Software Revenue is Recurring (up ~200bps year-over-year)
•Gross Margin: Up more than 70bps year-over-year

“In Q2, SaaS ARR increased 17% year-over-year driven by solid New SaaS ACV bookings combined with strong SaaS renewals and we remain on track to complete our perpetual to SaaS transition this year. Our differentiated open platform with Verint Da VinciTM AI at the core allows us to accelerate innovation and in Q2 we unveiled many new bots at our annual customer conference. We believe our SaaS momentum reflects the growing interest in our AI capabilities with the majority of our Q2 New SaaS ACV bookings including one or more Verint specialized bots,” said Dan Bodner, Verint CEO.

Grant Highlander, Verint CFO, added, “We are pleased to report that the $11 million of New SaaS ACV deals that slipped from Q1 were all booked in Q2. At the same time, we saw some deals we expected in Q2 slip out of the quarter and we expect elongated sales cycles to persist for the remainder of the year due to the macroeconomic environment. Accordingly, we are adjusting our annual revenue outlook, but given our expectation for faster gross margin and operating margin expansion in the second half of the year, we are pleased to be in a position to maintain our annual outlook for mid-single digit diluted EPS growth. Our strong margins and cash flow generation provides us financial flexibility as we continue to execute our previously announced $200 million stock buyback program.”

FYE 2024 Outlook
We are providing our non-GAAP annual outlook for the year ending January 31, 2024 as follows:

•Revenue: $910 million +/- 2%
•SaaS Revenue: 18% - 20% year-over-year growth
•Adjusted EBITDA: $250 million, at the midpoint of revenue guidance, reflecting 5% year-over-year growth
•Diluted EPS: $2.65 at the midpoint of revenue guidance, reflecting 5% year-over-year growth

Our non-GAAP outlook for the three months ending October 31, 2023 and year ending January 31, 2024 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $8 million and $33 million, for the three months ending October 31, 2023 and year ending January 31, 2024, respectively.

Our non-GAAP outlook for the three months ending October 31, 2023 and year ending January 31, 2024 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Revenue adjustments are expected to be between approximately $0 million and $1 million, and $1 million and $2 million, for the three months ending October 31, 2023 and year ending January 31, 2024, respectively.
•Stock-based compensation expenses are expected to be between approximately $17 million and $21 million, and $69 million and $74 million, for the three months ending October 31, 2023 and year ending January 31, 2024, respectively, assuming market prices for our common stock approximately consistent with current levels.
•Costs associated with modifying our workplace in response to our decision to move to a hybrid work environment, including assumed lease terminations and abandonments, IT facilities and infrastructure costs, and other nonrecurring charges are expected to be between approximately $5 million and $7 million, and $28 million and $31 million, for the three months ending October 31, 2023 and year ending January 31, 2024, respectively.

Our non-GAAP guidance does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and six months ended July 31, 2023 and 2022 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3 and 4 of this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and six months ended July 31, 2023 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) helps the world’s most iconic brands continuously elevate the customer experience (CX) and reduce operating costs. More than 10,000 organizations in 175 countries – including over 85 of the Fortune 100 companies – rely on Verint’s open customer engagement platform to harness the power of data and artificial intelligence (AI) to maximize CX automation.

Verint. The Customer Engagement Company®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, rising interest rates, tightening credit markets, inflation, instability in the banking sector, political unrest, armed conflicts (such as the Russian invasion of Ukraine), actual or threatened trade wars, natural disasters, or outbreaks of disease (such as the COVID-19 pandemic), as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, liquidity or and businesses; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards, including achieving and maintaining the competitive differentiation of our solution platform; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products and services that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to grow faster than us or have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our cloud transition, including successfully transitioning customers to our cloud platform and the increased importance of subscription renewal rates, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit , and train qualified personnel and management in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies whose adoption and use-cases are still emerging, including with respect to longer sales cycles, more complex sales processes and customer approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies, as well as with developing, offering, implementing, and maintaining an enterprise class, broad solution portfolio; risks that we may be unable to maintain, expand, and enable our relationships with partners as part of our growth strategy while avoiding excessive concentration with any one partner; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, artificial intelligence, cyber / information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our software as a service ("SaaS") or other hosted or managed services offerings or when we are asked to perform service or support; risks associated with our reliance on third parties to provide certain cloud hosting or other cloud-based services to us or our customers, including the risk of service disruption, data breaches, or data loss or corruption; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, vulnerabilities, or develop operational problems; risks that we or our solutions maybe subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the February 1, 2021 spin-off of our former Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue:
Recurring	$160,999	$166,440	$327,438	$325,807
Nonrecurring	49,166	56,459	99,293	114,998
Total revenue	210,165	222,899	426,731	440,805
Cost of revenue:
Recurring	39,567	40,852	79,210	81,880
Nonrecurring	27,372	30,700	54,167	62,768
Amortization of acquired technology	1,937	3,553	3,902	7,192
Total cost of revenue	68,876	75,105	137,279	151,840
Gross profit	141,289	147,794	289,452	288,965
Operating expenses:
Research and development, net	34,057	33,956	65,839	64,903
Selling, general and administrative	108,374	105,705	209,653	208,587
Amortization of other acquired intangible assets	6,370	6,623	12,700	13,467
Total operating expenses	148,801	146,284	288,192	286,957
Operating (loss) income	(7,512)	1,510	1,260	2,008
Other income (expense), net:
Interest income	1,808	498	3,790	697
Interest expense	(2,604)	(1,863)	(5,385)	(3,364)
Other (expense) income, net	(24)	467	—	2,141
Total other expense, net	(820)	(898)	(1,595)	(526)
(Loss) income before (benefit from) provision for income taxes	(8,332)	612	(335)	1,482
(Benefit from) provision for income taxes	(2,544)	2,848	1,819	3,144
Net loss	(5,788)	(2,236)	(2,154)	(1,662)
Net income attributable to noncontrolling interests	212	176	551	464
Net loss attributable to Verint Systems Inc.	(6,000)	(2,412)	(2,705)	(2,126)
Dividends on preferred stock	(5,200)	(5,200)	(10,400)	(10,400)
Net loss attributable to Verint Systems Inc. common shares	$(11,200)	$(7,612)	$(13,105)	$(12,526)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.17)	$(0.12)	$(0.20)	$(0.19)
Diluted	$(0.17)	$(0.12)	$(0.20)	$(0.19)

Weighted-average common shares outstanding:
Basic	64,294	64,958	64,603	64,948
Diluted	64,294	64,958	64,603	64,948

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP SaaS Metrics
(Unaudited)

SaaS Revenue

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Bundled SaaS revenue - GAAP	$62,066	$54,679	$121,519	$103,964
Unbundled SaaS revenue - GAAP	51,375	47,875	109,070	93,320
SaaS revenue - GAAP	113,441	102,554	230,589	197,284

Estimated bundled SaaS revenue adjustments	231	680	843	1,949
Estimated unbundled SaaS revenue adjustments	—	—	—	—
Estimated SaaS revenue adjustments	231	680	843	1,949

Bundled SaaS revenue - non-GAAP	62,297	55,359	122,362	105,913
Unbundled SaaS revenue - non-GAAP	51,375	47,875	109,070	93,320
SaaS revenue - non-GAAP	$113,672	$103,234	$231,432	$199,233

New SaaS ACV

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
New SaaS ACV	$26,459	$27,279	$42,449	$51,345
New SaaS ACV – Last Twelve Months	93,157	99,945

SaaS ARR

	Three Months Ended July 31,
(in thousands)	2023	2022
SaaS ARR	$502,850	$428,393

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Recurring revenue - GAAP	$160,999	$166,440	$327,438	$325,807
Nonrecurring revenue - GAAP	49,166	56,459	99,293	114,998
Total GAAP revenue	210,165	222,899	426,731	440,805
Recurring revenue adjustments	242	732	869	2,075
Nonrecurring revenue adjustments	—	—	—	—
Total revenue adjustments	242	732	869	2,075
Recurring revenue - non-GAAP	161,241	167,172	328,307	327,882
Nonrecurring revenue - non-GAAP	49,166	56,459	99,293	114,998
Total non-GAAP revenue	$210,407	$223,631	$427,600	$442,880

Gross Profit and Gross Margin

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Recurring cost of revenues	$39,567	$40,852	$79,210	$81,880
Nonrecurring cost of revenues	27,372	30,700	54,167	62,768
Amortization of acquired technology	1,937	3,553	3,902	7,192
Total GAAP cost of revenue	68,876	75,105	137,279	151,840
GAAP gross profit	141,289	147,794	289,452	288,965
GAAP gross margin	67.2%	66.3%	67.8%	65.6%
Revenue adjustments	242	732	869	2,075
Amortization of acquired technology	1,937	3,553	3,902	7,192
Stock-based compensation expenses	1,376	1,751	1,812	2,916
Acquisition expenses (benefit), net	266	(75)	322	176
Restructuring expenses	1,191	38	1,449	376
Non-GAAP gross profit	$146,301	$153,793	$297,806	$301,700
Non-GAAP gross margin	69.5%	68.8%	69.6%	68.1%

Research and Development, net

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP research and development, net	$34,057	$33,956	$65,839	$64,903
As a percentage of GAAP revenue	16.2%	15.2%	15.4%	14.7%
Stock-based compensation expenses	(3,466)	(4,419)	(5,793)	(6,838)
Acquisition expenses, net	(20)	—	(76)	(198)
Restructuring expenses	(177)	—	(315)	(137)
IT facilities and infrastructure realignment	(1,648)	—	(1,648)	—
Other adjustments	5	(25)	—	(50)
Non-GAAP research and development, net	$28,751	$29,512	$58,007	$57,680
As a percentage of non-GAAP revenue	13.7%	13.2%	13.6%	13.0%

Selling, General and Administrative Expenses

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP selling, general and administrative expenses	$108,374	$105,705	$209,653	$208,587
As a percentage of GAAP revenue	51.6%	47.4%	49.1%	47.3%
Stock-based compensation expenses	(14,279)	(19,524)	(26,495)	(34,309)
Acquisition benefit (expenses), net	1,825	(114)	(5,878)	(1,489)
Restructuring expenses	(1,850)	(3,809)	(2,854)	(6,483)
Separation expenses	(224)	(260)	(365)	(851)
Accelerated lease costs	(4,876)	(1,558)	(5,164)	(7,106)
IT facilities and infrastructure realignment	(12,100)	(948)	(14,879)	(2,431)
Impairment charges	—	(1,799)	—	(1,799)
Other adjustments	(182)	(1,085)	(211)	(1,611)
Non-GAAP selling, general and administrative expenses	$76,688	$76,608	$153,807	$152,508
As a percentage of non-GAAP revenue	36.4%	34.3%	36.0%	34.4%

Operating (Loss) Income and Operating Margin

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP operating (loss) income	$(7,512)	$1,510	$1,260	$2,008
GAAP operating margin	(3.6)%	0.7%	0.3%	0.5%
Revenue adjustments	242	732	869	2,075
Amortization of acquired technology	1,937	3,553	3,902	7,192
Amortization of other acquired intangible assets	6,370	6,623	12,700	13,467
Stock-based compensation expenses	19,121	25,694	34,100	44,063
Acquisition (benefit) expenses, net	(1,539)	39	6,276	1,863
Restructuring expenses	3,218	3,847	4,618	6,996
Separation expenses	224	260	365	851
Accelerated lease costs	4,876	1,558	5,164	7,106
IT facilities and infrastructure realignment	13,748	948	16,527	2,431
Impairment charges	—	1,799	—	1,799
Other adjustments	177	1,110	211	1,661
Non-GAAP operating income	$40,862	$47,673	$85,992	$91,512
Non-GAAP operating margin	19.4%	21.3%	20.1%	20.7%

Other Expense, Net

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP other expense, net	$(820)	$(898)	$(1,595)	$(526)
Losses on early retirements of debt	—	—	237	—
Acquisition benefit, net	—	—	(156)	—
Separation expenses, net	(110)	—	(119)	—
Non-GAAP other expense, net(1)	$(930)	$(898)	(1,633)	(526)

(Benefit) Provision for Income Taxes

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP (benefit) provision for income taxes	$(2,544)	$2,848	$1,819	$3,144
GAAP effective income tax rate	30.5%	465.4%	(543.0)%	212.1%
Non-GAAP income tax adjustments	6,136	1,870	5,854	6,092
Non-GAAP provision for income taxes	$3,592	$4,718	$7,673	$9,236
Non-GAAP effective income tax rate	9.0%	10.1%	9.1%	10.2%

Net (Loss) Income Attributable to Verint Systems Inc. Common Shares

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP net loss attributable to Verint Systems Inc. common shares	$(11,200)	$(7,612)	$(13,105)	$(12,526)
Revenue adjustments	242	732	869	2,075
Amortization of acquired technology	1,937	3,553	3,902	7,192
Amortization of other acquired intangible assets	6,370	6,623	12,700	13,467
Stock-based compensation expenses	19,121	25,694	34,100	44,063
Losses on early retirements of debt	—	—	237	—
Acquisition (benefit) expenses, net	(1,539)	39	6,120	1,863
Restructuring expenses	3,218	3,848	4,618	6,997
Separation expenses	114	260	246	851
Accelerated lease costs	4,876	1,558	5,164	7,106
IT facilities and infrastructure realignment	13,748	948	16,527	2,431
Impairment charges	—	1,799	—	1,799
Other adjustments	177	1,110	211	1,661
Non-GAAP tax adjustments	(6,136)	(1,870)	(5,854)	(6,092)
Dividends, reversed due to assumed conversion of preferred stock(3)	—	5,200	—	—
Total adjustments	42,128	49,494	78,840	83,413
Non-GAAP net income attributable to Verint Systems Inc. common shares	$30,928	$41,882	$65,735	$70,887

Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP diluted net loss per common share attributable to Verint Systems Inc.	$(0.17)	$(0.12)	$(0.20)	$(0.19)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.48	$0.56	$1.01	$1.07

GAAP weighted-average shares used in computing diluted net loss per common share attributable to Verint Systems Inc.	64,294	64,958	64,603	64,948
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	269	10,356	358	1,066
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	64,563	75,314	64,961	66,014

GAAP Net Loss to Adjusted EBITDA

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP net loss	$(5,788)	$(2,236)	$(2,154)	$(1,662)
As a percentage of GAAP revenue	(2.8)%	(1.0)%	(0.5)%	(0.4)%
(Benefit) provision for income taxes	(2,544)	2,848	1,819	3,144
Other expense, net	820	898	1,595	526
Depreciation and amortization(2)	24,663	16,642	41,520	34,041
Revenue adjustments	242	732	869	2,075
Stock-based compensation expenses	19,121	25,694	34,100	44,063
Acquisition (benefit) expenses, net	(1,539)	39	6,276	1,863
Restructuring expenses	3,207	3,749	4,531	6,742
Separation expenses	224	260	365	851
Accelerated lease costs	4,876	1,558	5,164	7,106
IT facilities and infrastructure realignment	3,951	948	4,978	2,431
Impairment charges	—	1,799	—	1,799
Other adjustments	177	1,110	211	1,661
Adjusted EBITDA	$47,410	$54,041	$99,274	$104,640
As a percentage of non-GAAP revenue	22.5%	24.2%	23.2%	23.6%

Gross Debt to Net Debt

(in thousands)	July 31, 2023	January 31, 2023
Long-term debt	$409,958	$408,908
Unamortized debt discounts and issuance costs	5,042	6,092
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	231,296	282,099
Restricted cash and cash equivalents, and restricted bank time deposits	—	300
Short-term investments	1,452	697
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	182,252	131,904
Long-term restricted cash, cash equivalents, time deposits, and investments	249	287
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$182,003	$131,617

(1) For the three months ended July 31, 2023, non-GAAP other expense, net of $0.9 million was comprised of $0.8 million of interest and other expense and $0.1 million of foreign exchange charges primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in the three months ended July 31, 2022. Average shares for the calculation of adjusted diluted EPS for the three months ended July 31, 2023, and six months ended July 31, 2023 and 2022, excludes shares associated with our convertible preferred stock and therefore earnings include the preferred stock dividends.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Revenue and Gross Profit
(Unaudited)

Recurring and Nonrecurring Revenue

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Recurring revenue - GAAP	$160,999	$166,440	$327,438	$325,807
SaaS revenue - GAAP	113,441	102,554	230,589	197,284
Optional managed services revenue - GAAP	12,165	15,778	25,030	31,691
Support revenue - GAAP	35,393	48,108	71,819	96,832
Nonrecurring revenue - GAAP	49,166	56,459	99,293	114,998
Perpetual revenue - GAAP	25,212	30,790	49,546	64,048
Professional services revenue - GAAP	23,954	25,669	49,747	50,950
Total revenue - GAAP	210,165	222,899	426,731	440,805

Estimated recurring revenue adjustments	242	732	869	2,075
Estimated SaaS revenue adjustments	231	680	843	1,949
Estimated optional managed services revenue	11	52	26	112
Estimated support revenue adjustments	—	—	—	14
Estimated nonrecurring revenue adjustments	—	—	—	—
Estimated perpetual revenue adjustments	—	—	—	—
Estimated professional services revenue adjustments	—	—	—	—
Total estimated revenue adjustments	242	732	869	2,075

Recurring revenue - non-GAAP	161,241	167,172	328,307	327,882
SaaS revenue - non-GAAP	113,672	103,234	231,432	199,233
Optional managed services revenue - non-GAAP	12,176	15,830	25,056	31,803
Support revenue - non-GAAP	35,393	48,108	71,819	96,846
Nonrecurring revenue - non-GAAP	49,166	56,459	99,293	114,998
Perpetual revenue - non-GAAP	25,212	30,790	49,546	64,048
Professional services revenue - non-GAAP	23,954	25,669	49,747	50,950
Total revenue - non-GAAP	$210,407	$223,631	$427,600	$442,880

Recurring Gross Profit

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP recurring revenue	$160,999	$166,440	$327,438	$325,807
GAAP recurring cost of revenues	39,567	40,852	79,210	81,880
GAAP recurring gross profit	121,432	125,588	248,228	243,927
GAAP recurring gross margin	75.4%	75.5%	75.8%	74.9%

Recurring revenue adjustments	242	732	869	2,075
Recurring stock-based compensation expenses	686	933	982	1,458
Recurring acquisition expenses, net	266	—	322	22
Recurring restructuring expenses	842	18	947	129
Non-GAAP recurring gross profit	$123,468	$127,271	$251,348	$247,611
Non-GAAP recurring gross margin	76.6%	76.1%	76.6%	75.5%

Nonrecurring Gross Profit

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP nonrecurring revenue	$49,166	$56,459	$99,293	$114,998
GAAP nonrecurring cost of revenues	27,372	30,700	54,167	62,768
GAAP nonrecurring gross profit	21,794	25,759	45,126	52,230
GAAP nonrecurring gross margin	44.3%	45.6%	45.4%	45.4%

Nonrecurring revenue adjustments	—	—	—	—
Nonrecurring stock-based compensation expenses	690	818	830	1,458
Nonrecurring acquisition (benefit) expenses, net	—	(75)	—	154
Nonrecurring restructuring expenses	349	20	502	247
Non-GAAP nonrecurring gross profit	$22,833	$26,522	$46,458	$54,089
Non-GAAP nonrecurring gross margin	46.4%	47.0%	46.8%	47.0%

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue(2)		Non-GAAP Revenue(3)
(in thousands, except percentages)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Revenue for the three and six months ended July 31, 2022	$222,899	$440,805	$223,631	$442,880
Revenue for the three and six months ended July 31, 2023	$210,165	$426,731	$210,407	$427,600
Revenue for the three and six months ended July 31, 2023 at constant currency(1)	$210,000	$429,000	$210,000	$430,000
Reported period-over-period revenue change	(5.7)%	(3.2)%	(5.9)%	(3.5)%
% impact from change in foreign currency exchange rates	(0.1)%	0.5%	(0.2)%	0.6%
Constant currency period-over-period revenue change	(5.8)%	(2.7)%	(6.1)%	(2.9)%

(1) Revenue for the three and six months ended July 31, 2023 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three and six months ended July 31, 2022 rather than actual current-period foreign currency exchange rates.

(2) GAAP revenue denominated in non-U.S. dollars was 22% and 21% of our total GAAP revenue for the three months ended July 31, 2023 and 2022, respectively. GAAP revenue denominated in non-U.S. dollars was 21% of our total GAAP revenue for each of the six months ended July 31, 2023 and 2022. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 29% and 31% of our total combined GAAP cost of revenue and operating expenses for the three months ended July 31, 2023 and 2022, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 30% of our total combined GAAP cost of revenue and operating expenses for each of the six months ended July 31, 2023 and 2022.

(3) Non-GAAP revenue denominated in non-U.S. dollars was 22% and 21% of our total non-GAAP revenue for the three months ended July 31, 2023 and 2022, respectively. Non-GAAP revenue denominated in non-U.S. dollars was 21% and 22% of our total non-GAAP revenue for the six months ended July 31, 2023 and 2022, respectively. Our combined Non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% of our total combined Non-GAAP cost of revenue and operating expenses for each of the three months ended July 31, 2023 and 2022. Our combined Non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% and 34% of our total combined Non-GAAP cost of revenue and operating expenses for the six months ended July 31, 2023 and 2022, respectively.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31,	January 31,
(in thousands, except share and per share data)	2023	2023
Assets
Current Assets:
Cash and cash equivalents	$231,296	$282,099
Short-term investments	1,452	697
Accounts receivable, net of allowance for credit losses of $1.4 million and $1.3 million, respectively	140,031	188,414
Contract assets, net	57,690	60,444
Inventories	15,755	12,628
Prepaid expenses and other current assets	70,637	75,374
Total current assets	516,861	619,656
Property and equipment, net	49,003	64,810
Operating lease right-of-use assets	29,523	37,649
Goodwill	1,362,227	1,347,213
Intangible assets, net	69,812	85,272
Other assets	153,927	159,001
Total assets	$2,181,353	$2,313,601

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$35,365	$43,631
Accrued expenses and other current liabilities	119,169	155,944
Contract liabilities	238,738	271,476
Total current liabilities	393,272	471,051
Long-term debt	409,958	408,908
Long-term contract liabilities	12,327	18,047
Operating lease liabilities	33,009	40,744
Other liabilities	70,418	80,381
Total liabilities	918,984	1,019,131
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at July 31, 2023 and January 31, 2023, respectively; aggregate liquidation preference and redemption value of $200,867 and $206,067 at July 31, 2023 and January 31, 2023, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at July 31, 2023 and January 31, 2023, respectively; aggregate liquidation preference and redemption value of $200,867 and $206,067 at July 31, 2023 and January 31, 2023, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 64,271,000 and 65,404,000 shares; outstanding 64,271,000 and 65,404,000 shares at July 31, 2023 and January 31, 2023, respectively.	64	65
Additional paid-in capital	1,009,269	1,055,157
Accumulated deficit	(48,038)	(45,333)
Accumulated other comprehensive loss	(137,667)	(154,099)
Total Verint Systems Inc. stockholders' equity	823,628	855,790
Noncontrolling interest	2,420	2,359
Total stockholders' equity	826,048	858,149
Total liabilities, temporary equity, and stockholders' equity	$2,181,353	$2,313,601

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(2,154)	$(1,662)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,792	35,348
Stock-based compensation, excluding cash-settled awards	34,156	44,053
Losses on early retirements of debt	237	—
Other, net	4,500	7,631
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	49,006	41,641
Contract assets	3,230	(1,600)
Inventories	(3,166)	(1,344)
Prepaid expenses and other assets	13,668	(28,580)
Accounts payable and accrued expenses	(29,506)	(6,289)
Contract liabilities	(40,697)	(38,626)
Deferred income taxes	204	(301)
Other, net	(8,938)	(3,591)
Net cash provided by operating activities	63,332	46,680

Cash flows from investing activities:
Cash paid for asset acquisitions and business combinations, including adjustments, net of cash acquired	(916)	—
Purchases of property and equipment	(8,548)	(10,160)
Maturities and sales of investments	2,422	250
Purchases of investments	(3,180)	(250)
Cash paid for capitalized software development costs	(4,388)	(3,816)
Change in restricted bank time deposits, and other investing activities, net	(1,211)	22
Net cash used in investing activities	(15,821)	(13,954)

Cash flows from financing activities:
Proceeds from borrowings	100,000	—
Repayments of borrowings and other financing obligations	(101,191)	(1,675)
Payments of debt-related costs	(232)	(224)
Purchases of treasury stock and common stock for retirement	(74,266)	(105,666)
Preferred stock dividend payments	(20,800)	(20,800)
Distributions paid to noncontrolling interest	(490)	(490)
Payments of contingent consideration for business combinations (financing portion), and other financing activities	(2,591)	(3,582)
Net cash used in financing activities	(99,570)	(132,437)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	1,257	(2,575)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(50,802)	(102,286)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	282,161	358,868
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$231,359	$256,582

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$231,296	$256,502
Restricted cash and cash equivalents included in prepaid expenses and other current assets	5	23
Restricted cash and cash equivalents included in other assets	58	57
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$231,359	$256,582

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of non-GAAP revenue, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. For acquisitions completed prior to February 1, 2023, we exclude from our non-GAAP revenue the impact of fair value adjustments required under previous GAAP guidance relating to SaaS services, optional managed services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. Beginning February 1, 2023, we adopted accounting guidance which eliminates the fair value provision that resulted in the accounting adjustment on a prospective basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition under prior accounting guidance. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in accelerated lease costs and IT facilities and infrastructure realignment described below), certain professional fees, asset impairment charges (except as included in acquisition or IT facilities and infrastructure realignment), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses (benefit). On February 1, 2021, we completed the spin-off of our former Cyber Intelligence Solutions business. We exclude from our non-GAAP financial measures expenses incurred (benefit from) in connection with the spin-off, including third-party advisory, accounting, legal, tax, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses, including losses on terminations, due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

IT facilities and infrastructure realignment. We exclude from our non-GAAP financial measures nonrecurring IT facilities and infrastructure realignment costs and other IT charges associated with modifying the workplace, including consolidating and/or migrating data centers and labs to the cloud, simplifying the corporate network, and one-time costs for implementing collaboration tools to enable our work from anywhere strategy, as well as asset impairment charges, accelerated depreciation and IT facility exit costs.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring, acquisition, or IT facilities and realignment activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2024 is currently approximately 9% and was 9% for the year ended January 31, 2023. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, training and patent license royalties.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Optional Managed Services are recurring services that are intended to improve our customers' operations and reduce expenses.

Percentage of software revenue that is recurring revenue is calculated as the sum of SaaS revenue, optional managed services revenue and support revenue as a percentage of total SaaS revenue, optional managed services revenue, support revenue, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in New SaaS ACV with a completed customer contract signed by both parties before the end of the period.

SaaS Annual Recurring Revenue (SaaS ARR) represents the annualized quarterly run-rate value of active or signed SaaS contracts as of the end of a period. For unbundled SaaS contracts, the amount included in SaaS ARR is generally consistent with the amount that we invoice the customer annually for the term-based license transaction. We use SaaS ARR to identify the annual recurring value of customer contracts at the end of a reporting period and to monitor the growth of our recurring business as we shift to SaaS. SaaS ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions for bundled SaaS and unbundled SaaS. SaaS ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. SaaS ARR is not intended to be a replacement for forecasts of SaaS revenue.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, separation expenses, accelerated leases, IT facilities and infrastructure realignment, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, GAAP and non-GAAP recurring revenue, GAAP and non-GAAP SaaS revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.